Exhibit 10.24

AMENDMENT TWO TO DATA CENTER AND GENERAL SERVICES AGREEMENT

This second Amendment and Addendum (the “Amendment”) made as of November 1, 2014 (the “Effective Date”) by and between AMBER ROAD, INC. (Formerly known as Management Dynamics Inc.) (“CUSTOMER”), with principal office at One Meadowlands Plaza, East Rutherford, NJ 07073 and FLORIDA TECHNOLOGY MANAGED SERVICES, INC, with principal office at 3728 Philips Highway, Suite 46, Jacksonville, Florida 32207 (“FTMS”) for the purpose of adding to and amending the DATA CENTER AND GENERAL SERVICES AGREEMENT between the aforesaid parties dated November 1, 2009 (the “Agreement”).

CUSTOMER and FTMS hereby agree to the amended and additional terms and conditions provided herein, in addition to those contained in the Agreement and previous amendments.

1.The Contract Term in the Agreement is hereby amended as follows: The term of the Agreement will now end as of 12:00 a.m. on October 31, 2020, unless terminated earlier in accordance with the Agreement (the “Term”). The Agreement shall auto renew for additional one (1) year terms, unless either party notifies the other in writing that they are not renewing at least ninety (90) days prior to the expiration of the Term or applicable renewal term.

2. In the Agreement, section 11. Termination (a) Termination for Convenience is deleted in its entirety and replaced with the following:

11. Termination

(a)Termination for Convenience

(i)FTMS. Except during the initial term, FTMS may terminate this Agreement for convenience (i.e. without cause), upon at least Three Hundred Sixty Five (365) days prior written notice to MDI. In lieu of all other penalties, costs or charges, including, but not limited to, any Termination Charge, FTMS will:

(1)provide MDI with the Service Transfer Assistance detailed in Article 6;

(2)provide MDI with the Termination Assistance detailed in Section (c); and

(3)reimburse MDI for reasonable costs directly related to MDI having to locate and relocate to an alternate site, including moving costs, labor costs, Software and hardware costs, and any other non-refundable out-of-pocket installation or improvement fees; provided, however, that the maximum amount that FTMS may be required to pay MDI under this Section 11(a)(i)(3) is Five Thousand Dollars ($5,000).

(ii) MDI may terminate this Agreement for convenience (i.e. without cause), upon at least Ninety (90) days prior written notice to FTMS. No Termination Charge will be assessed for Termination for Convenience.

(iii)The retention of a third-party to operate the Data Center or the assignment of this Agreement to a FTMS Affiliate shall not be deemed a termination for convenience by FTMS, nor shall such retention or assignment constitute cause for MDI to terminate this Agreement pursuant to Section 11 (b), below.

3.Except as expressly added and amended herein, all terms and provisions of the Agreement and Amendment One to Data Center and General Services Agreement dated November 1, 2012 shall remain in full force and effect.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AMENDMENT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.     .

AMBER ROAD, INC. By:/s/ Glenn Gorman Authorized Signature Name: Glenn Gorman Title: CIO Date: September 16, 2014	FLORIDA TECHNOLOGY MANAGED SERVICES, INC. By: James C. Cox Jr Authorized Signature Name: James C. Cox Jr Title: CEO Date: September 15, 2014

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